Exhibit 99.1

PLAN OF CONVERSION

This PLAN OF CONVERSION (“Plan of Conversion”) sets forth certain terms of the conversion of Viper Energy Partners LP, a Delaware limited partnership (the “Partnership”), to a Delaware corporation to be named “Viper Energy, Inc.” (the “Corporation”), pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the “Partnership Act”) and the Delaware General Corporation Law (the “DGCL”).

W I T N E S S E T H

WHEREAS, the Partnership was formed as a limited partnership in accordance with the Partnership Act and is currently governed by the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 9, 2018, as amended by the First Amendment thereto dated May 10, 2018 and the Second Amendment thereto dated November 2, 2023 (collectively, the “Partnership Agreement”);

WHEREAS, upon the terms and subject to the conditions of this Plan of Conversion and in accordance with the Partnership Act and the DGCL, the Partnership will be converted to a Delaware corporation pursuant to and in accordance with Section 17-219 of the Partnership Act and Section 265 of the DGCL (the “Conversion”);

WHEREAS, pursuant to the Conversion, all of the outstanding Partnership Interests in the Partnership will be converted into shares of common stock of the Corporation or cancelled, as applicable, as provided in this Plan of Conversion; and

WHEREAS, capitalized terms used and not otherwise defined in this Plan of Conversion shall have the meanings given to them in the Partnership Agreement.

NOW, THEREFORE, upon the terms and subject to the conditions of this Plan of Conversion and in accordance with the Partnership Act and the DGCL, upon the filing and effectiveness of the Certificate of Conversion and the Certificate of Incorporation (each as defined below), the Partnership shall be converted to the Corporation.

ARTICLE I
THE CONVERSION AND POST-CONVERSION CORPORATE ACTIONS

SECTION 1.01 The Conversion. At the Effective Time (as defined below), the Partnership shall be converted to the Corporation and, for all purposes of the laws of the State of Delaware and otherwise, (a) the Corporation shall be deemed the same entity as the Partnership and the Conversion shall be deemed a continuation of the existence of the Partnership in the form of a Delaware corporation, (b) all of the rights, privileges and powers of the Partnership, all property, real, personal and mixed, all debts due to the Partnership, and all other things and causes of action belonging to the Partnership shall remain vested in, and be the property of, the Corporation, and (c) the title to real property vested by deed or otherwise in the Partnership shall not revert or be in any way impaired by reason of any provision of the Partnership Act, the DGCL or otherwise. The Conversion shall not (i) require the Partnership to wind up its affairs under Section 17-803 of the Partnership Act or to pay its liabilities and distribute its assets under Section 17-804 of the Partnership Act, or (ii) constitute a dissolution of the Partnership. Following the Conversion, all rights of creditors and all liens upon any property of the Partnership shall be preserved unimpaired, and all debts, liabilities and duties of the Partnership shall remain attached to the Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a Delaware corporation. Neither the rights, privileges, powers and interests in property of the Partnership, nor the debts, liabilities and duties of the Partnership, shall be deemed, as a consequence of the Conversion, to have been transferred to the Corporation for any purpose of the laws of the State of Delaware or otherwise.

SECTION 1.02 Effective Time. On November 2, 2023, the General Partner shall file or cause to be filed the Certificate of Conversion in the form attached hereto as Exhibit A (the “Certificate of Conversion”) and the Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit B (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware pursuant to Section 265 of the DGCL. The Conversion shall become effective at the time specified in the Certificate of Conversion, as permitted by the Partnership Act and the DGCL (such time of effectiveness, the “Effective Time”).

SECTION 1.03 Certificate of Incorporation and Bylaws. At and after the Effective Time, the Certificate of Incorporation and Bylaws (the “Bylaws”) shall be in the forms attached hereto as Exhibit B and Exhibit C, respectively, until amended in accordance with their terms and the DGCL, and as such shall constitute the Certificate of Incorporation and Bylaws of the Corporation. The approval of this Plan of Conversion shall constitute the approval of the Certificate of Incorporation in accordance with Section 265(h) of the DGCL.

SECTION 1.04 Directors and Officers.

(a) At the Effective Time, the names of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders of the Corporation and until his or her successor is duly elected and qualified are Travis D. Stice, Kaes Van’t Hof, Steven E. West, W. Wesley Perry, Spencer D. Armour III, James L. Rubin, Frank C. Hu and Laurie H. Argo. The address of each of the initial directors of the Corporation is c/o Viper Energy, Inc., 500 West Texas, Suite 100, Midland, Texas 79701. Steven E. West shall be Chairman of the board of directors of the Corporation. Each director shall hold office for the term for which such director is elected and thereafter until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

(b) At the Effective Time, the officers of the Corporation shall be as listed on Exhibit D hereto. Each officer shall hold such office until such officer’s successor is appointed or until such officer’s earlier death, resignation, retirement, disqualification or removal.

SECTION 1.05 Post-Conversion Dividend.

(a) The General Partner of the Partnership has declared a cash distribution on the Common Units and fixed November 16, 2023 as the record date, and November 24, 2023 as the payment date, for such distribution, which dates shall each occur after the Effective Time. The Corporation shall, on the aforementioned payment date, pay to each holder of Class A Common Stock as of the aforementioned record date a cash amount per share equal to the cash amount declared as a distribution on a Common Unit, which shall be in satisfaction of the distribution declared by the General Partner of the Partnership with respect to Common Units.

(b) The General Partner of the Partnership has declared a preferred cash distribution on the Class B Units and fixed November 16, 2023 as the record date, and November 24, 2023 as the payment date, for such distribution, which dates shall each occur after the Effective Time. The Corporation shall, on the aforementioned payment date, pay, pro rata, to the holders of Class B Common Stock as of the aforementioned record date an aggregate cash amount equal to the aggregate cash amount declared as a distribution on Class B Units, which shall be in satisfaction of the preferred distribution declared by the General Partner of the Partnership with respect to Class B Units.

SECTION 1.06 Effect of Plan of Conversion. Pursuant to Section 265(k) of the DGCL, each action contemplated by Sections 1.03, 1.04 and 1.05 of this Article I (including, without limitation, the adoption of the Certificate of Incorporation and Bylaws of the Corporation, each election and appointment of a director or officer of the Corporation and the cash amounts payable to holders of Class A Common Stock and Class B Common Stock and the fixing of the record dates for such payments) shall be deemed approved, adopted and authorized (in the case of the aforementioned payment, in accordance with and on the terms approved by the General Partner of the Partnership) with like effect as if such actions were approved by all of the directors and stockholders of the Corporation and shall require no further action by the Corporation or its directors or stockholders following the Effective Time.

ARTICLE II
CONVERSION OF PARTNERSHIP INTERESTS; REGISTRATION
OF SHARES

SECTION 2.01 Conversion of Partnership Interests. At the Effective Time, in each case without any action required on the part of the Partnership, the Corporation or any other Person:

(a) each Common Unit issued and outstanding immediately prior to the Effective Time shall be converted into one issued and outstanding, fully paid and nonassessable share of Class A common stock, $0.000001 par value per share, of the Corporation (“Class A Common Stock”);

(b) each Class B Unit issued and outstanding immediately prior to the Conversion shall be converted into one issued and outstanding, fully paid and nonassessable share of Class B common stock, $0.000001 par value per share, of the Corporation (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and

(c) the General Partner Interest issued and outstanding immediately prior to the Conversion shall be cancelled and no equity interest in the Corporation shall be issued therefor.

All rights, powers, preferences, obligations, limitations, and qualifications of the Common Stock shall be as set out in the Certificate of Incorporation.

SECTION 2.02 Registration in Book-Entry. Shares of Common Stock shall not be represented by certificates but shall instead be uncertificated shares, unless the board of directors of the Corporation shall provide by resolution or resolutions otherwise. Promptly after the Effective Time, the Corporation shall register, or cause to be registered, in book-entry form the shares of Common Stock into which the outstanding Common Units and Class B Units shall have been converted as a result of the Conversion.

SECTION 2.03 No Further Rights in Partnership Interests. The shares of Class A Common Stock and Class B Common Stock, having all rights, powers, preferences, obligations, limitations, and qualifications as set forth in the Certificate of Incorporation, into which the Common Units and Class B Units, respectively, shall have been converted as a result of the Conversion shall be deemed to have been issued in full satisfaction of all rights pertaining to such Partnership Interests.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Plan of Conversion on November 2, 2023.

VIPER ENERGY PARTNERS LP
By:	Viper Energy Partners GP LLC, its general partner

By:	/s/ P. Matt Zmigrosky
Name:	P. Matt Zmigrosky
Title:	Executive Vice President, Secretary and General Counsel

[Signature Page to Plan of Conversion]

EXHIBIT A

Certificate of Conversion

[Attached]

EXHIBIT B

Certificate of Incorporation

[Attached]

EXHIBIT C

Bylaws

[Attached]

EXHIBIT D

Initial Officers of the Corporation

Name	Office
Travis D. Stice	Chief Executive Officer
Kaes Van’t Hof	President
Teresa L. Dick	Chief Financial Officer, Executive Vice President and Assistant Secretary
Matt Zmigrosky	Executive Vice President, General Counsel and Secretary